EXHIBIT 10.25

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This Contract of Lease made and executed by and between:

GRANVILLE PROPERTIES & DEVELOPMENT CORP., a corporation duly organized and registered under and by virtue of Philippine laws with office address at 10-D JMT Bldg., ADB Avenue, Ortigas Center, Pasig City, represented herein by its President, MANUEL L. OLIVAN, now and hereinafter referred to as the LESSOR;

- and -

NSF RF-TECHNOLOGIES CORPORATION. A corporation duly organized and registered under and by virtue of Philippine laws with office address at Granville Industrial Complex, Bo. Bangkal, Carmona, Cavite, herein represented by its Country Manager & General Manager, KARL MAY, now and hereinafter referred to as the LESSEE.

WITNESSETH:

WHEREAS, the LESSOR is the owner of the building located at Granville Industrial Complex, Carmona, Cavite, otherwise known as Bldg. B-1 (extension) with a floor area of approximately 2,160 square meters, facilitized in accordance with Memorandum of Agreement dated September 11, 2002;

WHEREAS, the LESSEE has agreed to lease from the LESSOR the above mentioned property and the LESSOR is agreeable thereto:

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and stipulations hereinafter set forth and contained, the LESSOR has let and by these presents does hereby let and demise by way of lease unto the LESSEE the premises designated in the above “Whereas” clause hereof under the following terms and conditions:

1. TERM OF LEASE - This lease shall be for a period of TWO (2) YEARS commencing on January 1, 2003 and shall expire on December 31, 2004. This lease may be renewed for up to five (5) years under such terms and conditions mutually agreed upon.

2. MONTHLY RENTAL - The parties herein agree that the monthly rental rate shall be as follows:

Year 1 – 1/01/03 to 12/31/03 – P295.00/sq.m. or P637,200.00 per month plus VAT

Year 2 – 1/01/04 to 12/31/04 – P309.75/sq.m. or P669,060.00 per month plus VAT

Said rentals shall be payable on or before the 10th day of every month. Overdue rental shall be subject to 2% per month penalty/interest charge. The commitment fee of THREE MILLION FIVE HUNDRED SEVENTY ONE THOUSAND SEVEN HUNDRED SEVENTY SIX PESOS (P3,571,776.00) paid under the Memorandum of Agreement of September 11, 2002 shall be applied as security deposit to answer for any unpaid bill for water, gas, electricity, telephone, association dues or damages to the premises caused by the fault of negligence of the LESSEE aside from wear and tear; such amounts will be deducted from this deposit and the balance, if any, shall be refunded to the LESSEE thirty (30) days after the termination of this contract.

3. USE OF PREMISES - The premises, subject matter of this Contract, shall be used for factory and office space and other related products only and for no other purpose without the written consent of the LESSOR.

4. WATER, ELECTRIC CURRENT, ETC. - all expenses for water, electric current, telephone, security services, maintenance dues and garbage fees accruing to the leased premises, if any, shall be for the account of the LESSEE and the LESSEE shall pay immediately when due all bills and/or charges for water, electricity, telephone and other utilities.

5. ALTERATIONS, INSTALLATIONS, ADDITIONS, IMPROVEMENTS - The LESSEE shall not introduce alterations in the area being Leased without the written consent of the LESSOR.

6. CARE OF LEASED PREMISES - The LESSEE shall, at his expense, maintain the leased premises in a clean and sanitary condition, free from noxious odours, disturbing noises, or other nuisances, and upon the expiration of the lease, shall surrender and return the premises and fixtures in as good condition as they were actually found at the beginning of the lease, ordinary wear and tear excepted. Any injury or damage caused or done by the LESSEE may be repaired by the LESSOR for the account of the LESSEE.

The LESSOR shall be responsible for all major repairs on the premises, except repairs due to the fault or negligence of the LESSEE, his employees, guests, or visitors.

7. RULES, REGULATIONS, ETC. - The LESSEE shall comply with any and all reasonable rules and safety regulations which may be promulgated from time to time by the LESSOR and other duly constituted authorities of the local or City or National Government made known to the LESSEE regarding the use, occupancy and sanitation of the leased premises.

8. INJURY OR DAMAGE TO THIRD PERSONS OR LESSEE - The LESSOR shall not be liable, nor responsible:

a) For the failure of water supply and/or electric current;

b) For any article delivered or left to any of its employees;

c) For any injury, loss, or damage, which the LESSEE, his agents, or employees might sustain in the premises due to any cause whatsoever excepting injury or damage caused by the negligence or willful act or omission of the LESSOR; and

d) For any damages arising from acts of negligence of LESSEE or its agents, employees, representatives or any and all other persons.

9. DAMAGE TO LEASED PREMISES - In case of damage to leased premises or its Appurtenances by fire, earthquake, war or any other unforeseen cause, the LESSEE shall give immediate notice thereof to the LESSOR. If the leased premises shall be damaged by fire or other cause without the fault or negligence of the LESSEE or its agents, clerks, servants or visitors, the injury shall be repaired at the expense of the LESSOR, as speedily as possible after such notice with the LESSEE being entitled to a proportionate reduction of the rentals during the period of repairs, but if the leased premises be destroyed to such an extent as to make it untenantable, without the fault or neglect of the LESSEE, either party may demand the rescission of the contract. In the event the lease is rescinded by the LESSEE by reason of the foregoing, the LESSOR shall return to the LESSEE after thirty (30) days from notice of rescission all funds held by LESSOR as security or other deposit.

The LESSEE shall be fully liable to the LESSOR in all cases where damages of any nature or kind is caused by the fault or negligence of the said LESSEE, its employees, agents, servants or visitors.

No compensation or claim shall be allowed against the LESSOR by reason of inconvenience, annoyance or injury to the LESSEE’s business arising out of necessity of repairing any portion of the leased premises, however, the necessity may arise.

10. INSPECTION OF PREMISES – The LESSOR or its authorized agent shall, by previous arrangement with the LESSEE, have the right to enter the leased premises to examine the same, or for any purpose which it may seem necessary, for the operation or maintenance of the leased premises.

11. ACCESS FOR REPAIRS, ETC. – The LESSEE shall give access to the LESSOR to the leased premises for the purpose of making repairs, remodeling or repainting or to undertake all works necessary for the preservation, conservation, improvements of the leased premises or any part thereof.

12. SUBLEASE, TRANSFER OF RIGHTS – The LESSEE shall not assign its right in this Contract or sublease or sublet all or any part of the leased premises without the written consent of the LESSOR.

13. TERMINATION OF LEASE – The LESSEE agrees to return and surrender the leased premises at the expiration of this lease in as good condition as that in which the premises were given, with allowance for reasonable wear and tear. All permanent improvements shall accrue to the LESSOR in accordance with the provisions of paragraph 5 thereof except non-permanent fixtures and devices including but not limited to circuit breakers, airconditioning units, exhaust fans & other electrical installations introduced by the LESSEE.

14. FAILURE TO SURRENDER – If said premises is not surrendered at the expiration of the term, the LESSEE shall pay, by way of penalty, a sum equivalent to the amount of the rentals for the leased premises for the whole period of delay. It is hereby agreed that such penalty shall be in addition to the rentals corresponding to the period of delay. Payment of said penalty shall likewise be without prejudice to the attorney’s fees and other liabilities provided for in this contract.

15. ABANDONMENT OF LEASED PREMISES – In case the leased premises shall be deserted or vacated before the expiration of this lease, the LESSOR shall have the right to peacefully enter the same as the agent of the LESSEE, without being liable to any prosecution therefor, and to relet the same as the agent of the LESSEE, and to receive the rent therefore, and to apply the same to the payment of the rent due hereunder holding the LESSEE liable for any delinquency. Abandonment shall be defined to mean failure of the LESSEE to occupy the leased premises for a minimum period of thirty (30) consecutive days.

16. NON-WAIVER – The failure of the LESSOR to insist upon a strict performance of any of the terms, conditions and covenants hereof, shall not be deemed a relinquishment or waiver of any rights or remedy that said LESSOR may have, nor shall it be considered as a waiver or any subsequent breach or default of the terms, conditions, and covenants shall continue to be in full force and effect.

17. BREACH OR DEFAULT – In the event that either party shall commit a breach of any term or condition of this Agreement, and such breach shall not have been remedied within thirty (30) days from receipt of notice specifying the nature of such breach, the party not in breach may terminate this Agreement.

18. RENTALS FOR REMAINING TERM/SATISFACTION OF DAMAGE AND OBLIGATION – In all cases where this contract is terminated or cancelled whether judicially or extra-judicially, by reason of rental default committed by the LESSEE, the said LESSEE shall be fully liable to the LESSOR for the rentals corresponding to the remaining term of this lease, as well as for any and all damages, actual or consequential, resulting from such default and termination. In the event of such termination/cancellation, the LESSOR is hereby authorized as Attorney-in-Fact of the LESSEE to sell at public or private sale any and all goods, merchandise, equipments, etc. brought in the leased premises by the LESSEE, and to apply the proceeds of such sale to any damages and outstanding obligation of the LESSEE under this contract.

19. LIEN ON PROPERTIES – It is understood by the herein Parties that for as long as the LESSEE is in default in the payment of its rental, the LESSOR shall have a lien on any and all properties of the LESSEE and the latter shall not remove nor dispose of the said property without the written consent of the LESSOR.

20. ARBITRATION – In the event of any dispute or claim except non payment of rental arising out of the implementation or interpretation of this contract or any provision thereof, and the same is not settled amicably by the Parties, then the LESSOR and LESSEE agree to submit the same for resolution by arbitration under the Arbitration Law of the Philippines. The arbitration proceedings shall be conducted under the supervision and rules on arbitration of the European Chamber of Commerce of the Philippines. The decision of the arbitrator or arbitrators shall be final and binding upon the Parties hereto, and may be enforced in a court of competent jurisdiction within Metro Manila.

IN WITNESS WHEREOF, the parties hereto have hereunto signed this 10th day of December, 2002, at MAKATI CITY, Philippines.

GRANVILLE PROPERTIES & DEVELOPMENT INC. [LESSOR]		NSF TECHNOLOGIES (PHILS.) INC. [LESSEE]

By:	/s/ MANUEL L. OLIVAN	By:	/s/ KARL MAY
	MANUEL L. OLIVAN President		KARL MAY Country Manager & General Manager

Signed in the presence of:

ACKNOWLEDGEMENT

Republic of the Philippines)

City of MAKATI CITY) S.S.

BEFORE ME, a Notary Public, for and in the City of MAKATI CITY personally appeared on this 10 DEC 2002 the following:

Name	Res. Cert. No.	Date and Place Issued

GRANVILLE PROP. & DEV. INC.	216324	1/11/02 Carmona, Cavite

MANUEL L. OLIVAN	5545950	1/23/02 Pasacao, Cam. Sur

NSF TECHNOLOGIES (PHILS) INC.	216307	1/17/02 Carmona, Cavite

KARL MAY

Passport No. 321 501 1218

Known to me and to me known to be the same persons who executed the foregoing CONTRACT OF LEASE and who acknowledged to me that the same is their own free and voluntary act and deed and that of the corporations therein represented.

WITNESS MY HAND AND SEAL on the date and place first above written.

NOTARY PUBLIC

DOC. NO. 163	/s/ Maria Regina A. Ruiz MARIA REGINA A. RUIZ Notary Public Until December 31, 2002 PTR No. 6742214/1-08-02/Makati IBP No. 548891/1-07-02
PAGE NO. 35
BOOK NO. VI
SERIES OF 2002